Exhibit 99.1



     For Immediate Release                    For more information contact:
                                              Greg Pusey, Chairman 303/ 884-4406
                                              Jeff McGonegal, CFO  303/ 475-3786


            AspenBio Hires Richard Donnelly as President and CEO and
                           Appointed as Board Member


Castle Rock, CO, January 25, 2005 - AspenBio, Inc. (OTCBB: APNB) announced today that Richard Donnelly has agreed to become President and CEO and he was appointed to the Company's Board of Directors. Mr. Donnelly has played key management roles with a focus on sales and marketing, in the development of a number of significant animal health companies in his twenty four plus years in the industry, including Heska Corporation, The Fort Dodge division of American Home Products and the Janssen Pharmaceutica division of Johnson & Johnson.

Richard Donnelly, age 46, previously served as Senior Director of Marketing at Heska Corporation in Fort Collins, CO. While at Heska, he was part of the management team, which successfully directed Heska's turnaround from losses exceeding $44 million in 1998 to virtual breakeven status in 2003. Prior to joining Heska, Donnelly helped direct Canada's leading animal health company during a six-year period to revenue growth exceeding 400%. His experience also includes leading a management team through the successful acquisitions and integrations of Syntex Animal Health, American Cyanamid & Solvay Animal Health by Fort Dodge Animal Health, a Division of American Home Products.

Mr. Donnelly stated, "In searching for my next career challenge I investigated a number of significant industry opportunities and concluded AspenBio is truly unique in the marketplace. The Company has several animal health drugs in later stage development that appear to have appreciable market opportunity if successfully developed and marketed. With my experience in successfully bringing drug products such as; Factrel(R) (GnRH), Ovuplant(R) (deslorelin), Synovex(R) Plus (trenbolone acetate) and Quest(TM) Gel (moxidectin) to the marketplace, I look forward to assisting the Company in achieving its goals."

"We believe that the addition of Richard Donnelly's leadership and experience to AspenBio will bring significant near-term value to the Company as it continues to make progress in the development of its products for use in the animal health industry" stated Dr. Douglas I. Hepler, a member of the AspenBio Board of Directors.

AspenBio, Inc. was founded in August 2000 for the purpose of acquiring the antigen business of Vitro Diagnostics, Inc. and then leveraging its proprietary technology to develop products with substantial market potential. The current management team had been manufacturing and marketing more than 30 products to diagnostic test kit manufacturers and research facilities since 1990. In addition to laboratory products, AspenBio is also leveraging its knowledge and technology to develop healthcare products, predominantly in the area of animal healthcare. By initially applying its technology to veterinary medicine, AspenBio gains several competitive advantages. First, since the FDA approval process for animal products is often less costly and time-consuming than that for human products, the Company's research and development costs are substantially reduced and the timeline to product launch and revenue generation is shortened. Second, veterinary medicine represents an area of significant untapped market potential with relatively limited market competition. AspenBio's strategy is to pursue technologies under in-licensing agreements with universities, research scientists, and doctors; conduct research on the technologies through various stages of pre-clinical and clinical development; and then either out-license or sell the technologies, enter into marketing and distribution agreements with major pharmaceutical companies, or proceed directly to product launch. Through its own application and under its license agreements, AspenBio has an extensive portfolio of patents, provisional patent applications and patents pending.


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This news release includes "forward looking statements" of AspenBio, Inc.
("APNB") as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APNB believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APNB believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APNB. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including development of new products, obtaining additional funding, adverse changes in market conditions, fluctuations in sales volumes, and problems in collecting receivables. Furthermore, APNB does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APNB's recent filings with the SEC.








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